Exhibit 10.1
Share Purchase Agreement
This Share Purchase Agreement (this “Agreement”) is entered into as of August 24, 2004, by and among Allot Communications Ltd., an Israeli company (registered no. 51-239477-6) having its main place of business at 5 Hanagar Street, Neve Ne’eman B Industrial Zone, Hod Hasharon 45800 (the“Company”), certain entities comprising the Partech International fund, the names and addresses of which are as set forth on Exhibit I attached hereto (collectively “Partech”) and certain of the Company’s shareholders, the names and addresses of which are set forth on Exhibit I attached hereto (the “Investing Shareholders”; Partech and the Investing Shareholders, collectively the “Investors”).

WHEREAS,	the Company requires an infusion of funds in order to continue to conduct its business activities; and

WHEREAS,	the Investors wish to invest in the Company in consideration of the issuance by the Company of the Company’s Series D Preferred Shares, NIS 0.01 par value each, subject to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, the parties hereto hereby agree as follows:
1.	Interpretation; Definitions
1.1.	The Recitals and Exhibits hereto consist an integral part hereof.

1.2.	The headings of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

1.3.	In this Agreement, unless the context otherwise requires:
1.3.1.	“Corporate Documents” means the Company’s Memorandum of Association and Articles of Association.

1.3.2.	“Companies” means the Company and the Subsidiaries, on a consolidated basis.

1.3.3.	“Interested Party” means any “interested party”, as such term is defined in the Israeli Securities Law of 1968, or any member of the family or affiliate of such Interested Party, Person controlled by it, Person under common control or Person 7controlling it.

1.3.4.	“IPO” means an underwritten initial public offering of Ordinary Shares of the Company.

1.3.5.	“Liens” means all mortgages, liens, pledges, charges, security interests, third party rights or other claims or encumbrances of any kind whatsoever.

1.3.6.	“Ordinary Shares” means the Ordinary Shares NIS 0.01 par value of the Company.

1.3.7.	“Person” means an individual, any entity, corporation, partnership, joint venture, trust or non-incorporated organization.

1.3.8.	“Preferred A Shares” means the Series A Preferred Shares of the Company NIS 0.01 par value.

1.3.9.	“Preferred B Shares” means the Series B Preferred Shares of the Company NIS 0.01 par value.

1.3.10.	“Preferred C Shares” means the Series C Preferred Shares of the Company NIS 0.01 par value.

1.3.11.	“Preferred D Shares” means the Series D Preferred Shares of the Company NIS 0.01 par value.

1.3.12.	“Preferred Shares” means the Preferred A Shares, the Preferred B Shares, the Preferred C Shares and the Preferred D Shares.

1.3.13.	“RRE” means the official representative rate of exchange of the US Dollar last published by the Bank of Israel prior to the time of payment or calculation under this Agreement.

1.3.14.	“US Subsidiary” means Allot Communications, Inc., a corporation duly organized and validly existing under the laws of the State of California.

1.3.15.	“European Subsidiary” means Allot Communication Europe SARL, a company duly organized and validly existing under the laws of France.

1.3.16.	“Subsidiaries” means the US Subsidiary and the European Subsidiary.
1.4.	In this Agreement all obligations and undertakings of the Investors shall apply and bind each of the Investors severally, and not jointly, and each Investor shall be liable only for its own representations, warranties, undertakings and obligations and shall not be liable for any breach by any other Investor or for any action taken or omitted to be taken by any other Investor in connection with the execution hereof and the transactions and actions contemplated herein.
2.	The Transaction
2.1.	Sale, Purchase and Conversion of Shares
2.1.1.	The Company shall issue and allot to the Investors an aggregate of 7,851,381 Preferred D Shares (the “Shares”), to be allocated among them as set forth in Exhibit 2.1.1, in consideration of the payment to the Company by each of the Investors of US$1.02256 for each Preferred D Share (the “Original Price Per Share”), totaling, for all Investors together, US$8,028,507 (the “Purchase Price”).

2.1.2.	At the Closing (as defined below), the Company shall issue the Shares to the Investors, against payment by the Investors of the Purchase Price.

2.1.3.	The Company represents and warrants to the Investors that

immediately following the Closing (as defined below), the Shares shall represent 11.465% of the share capital of the Company, on a Fully Diluted Basis. For the purpose of this Section 2.1.3, “Fully Diluted Basis” shall mean all issued and outstanding share capital of the Company, including Preferred A Shares, Preferred B Shares and Preferred C Shares, all securities issuable upon the conversion of any existing convertible securities or loans, the exercise of all outstanding warrants, options, options reserved under the ESOP (as defined below) (whether allocated or unallocated, vested or unvested), and issuance of securities pursuant to any anti-dilution rights of existing shareholders (if any).
3.	Closing
3.1.	Closing. The transactions contemplated hereby shall take place at a closing (the “Closing”) to be held at the offices of Danziger, Klagsbald, Rosen & Co., Law Offices, at 7 Menachem Begin Street, Ramat-Gan, at 10:00 a.m. on , 2004 (the “Closing Date”), or such other date, time and place as the parties shall mutually agree.

3.2.	Deliveries and Transactions at Closing. At the Closing, the following transactions shall occur simultaneously (no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered):
3.2.1.	The Company shall deliver to the Investors the following documents:
3.2.1.1.	Duly executed resolutions of the Company’s General Meeting, in the form attached hereto as Exhibit 3.2.1.1, approving, among other matters: (i) the modification of the share capital of the Company and the creation of the Preferred D Shares and the performance of the Company’s obligations hereunder and pursuant to all of the transactions contemplated hereby; (ii) the replacement of the Articles of Association of the Company with the Amended Articles of Association attached hereto as Exhibit 3.2.1.1a (the “Amended Articles”); (iii) the amendment to the Company’s Memorandum of Association to reflect the Company’s registered share capital as set forth in the Amended Articles with duly completed notices of such changes to the Israeli Registrar of Companies in the form attached hereto as Exhibit 3.2.1.1b, to be in form and substance acceptable for immediate filing with the Israeli Registrar of Companies; and (iv) the transactions contemplated hereby.

3.2.1.2.	Copies of a duly executed resolution of the Board of Directors of the Company in the form set forth in Exhibit 3.2.1.2 approving among other matters (i) the Company’s execution of this Agreement and all transactions contemplated hereby; (ii) the issuance and allotment of the Shares to the Investors against payment by the Investors of the Original Price Per Share for each Share, together with a duly completed notice of the issuance of the Shares in form and substance acceptable for immediate filing with the Israeli Registrar of Companies; (iii) the reservation of a sufficient number of Ordinary Shares to be issued upon the conversion of the Shares; (iv) the authorization of the issuance of such Ordinary Shares upon such conversion; and (v) the Increased Reservation (as defined in Section 7.4 below) under the Company’s Employee Stock Option Plan (the “ESOP”), such that the total number Ordinary Shares free for allocation under the ESOP at the Closing shall represent 2.5% of the Company’s issued and outstanding share capital immediately subsequent to Closing on a fully diluted basis; and (vi) the Signature Rights of the Company as set forth in Exhibit 3.2.1.2A.

3.2.1.3.	Validly executed Share Certificates pertaining to the Shares in the name of the respective Investors;

3.2.1.4.	A written confirmation, in the form of Exhibit 3.2.1.4 hereto, executed by the CEO of the Company, confirming and certifying that the Company has complied with all its obligations hereunder and all the conditions to Closing to be met by the Company and any of its subsidiaries have been satisfied;

3.2.1.5.	An opinion in the form attached hereto as Exhibit 3.2.1.5, dated as of the Closing Date, of Danziger, Klagsbald, Rosen & Co., counsel to the Company.

3.2.1.6.	a non-competition agreement in the form attached hereto as Exhibit 3.2.1.6 entered into by the Company and Yigal Jacoby.

3.2.1.7.	Copies of all applicable consents and waivers, including but not limited to (i) duly executed waivers in the form attached hereto as Exhibit 3.2.1.7 executed by all of the shareholders of the Company, pursuant to which each of the shareholders, not exercising preemptive rights in connection with this Agreement, shall have waived any preemptive rights, rights of first refusal, anti-dilution rights, rights to adjust conversion ratio or similar rights it may have with respect to the transactions contemplated in connection with this Agreement; or (ii) evidence that the pre-emptive rights of the shareholders of the Company have expired.

3.2.1.8.	Approvals of the Office of the Chief Scientist of the Ministry of Industry and Trade of the State of Israel, the Investment Center, and any other approvals necessary in connection with the matters referred to in Sections 4.24 and/or 4.25 for the consummation of the transactions contemplated by this Agreement, if any.

3.2.1.9.	A copy of the Company’s shareholders’ register updated as of immediately following the Closing.

3.2.1.10.	A copy of the Investors Rights Agreement (as defined below) executed by the Investors, certain shareholders of the Company and the Company, in the form attached hereto as Exhibit 6.

3.2.1.11.	A duly executed copy of the Management Rights Letter to Partech addressed to each of AXA Growth Capital II L.P.; Double Black Diamond II LLC; Partech International Growth Capital I LLC; Partech International Growth Capital II LLC; Partech International Growth Capital III LLC; and Multinvest LLC, in the forms attached hereto as Exhibit 3.2.1.11.

3.2.1.12.	A copy of a side letter executed by each of Yigal Jacoby and Michael Shurman, in the form attached hereto as Exhibit 3.2.1.12.

3.2.1.13.	Certificate of Good Standing of the US Subsidiary from the California Secretary of State dated as soon as close to the Closing Date and in no event earlier than five days prior to the Closing Date.
3.2.2.	Upon and against the issuance of the Shares in the name of the Investors, and the registration of all the Shares in the name of the respective Investors in the shareholders’ register of the Company, each of the Investors shall pay to the Company its proportional share of the Purchase Price, in US dollars or the amount equivalent in NIS according to the RRE, at the discretion of such Investor, by way of a bank transfer to the Company’s account, pursuant to wiring instructions given in writing by the Company prior to Closing, or by a certified check, or by such other form of payment as is mutually agreed by the Company and such Investor.
3.3.	Conditions to Closing by the Investors. The obligations of the Investors at the Closing are subject to the fulfillment at or before the Closing of the following conditions precedent, any one or more of which may be waived in whole or in part by the Investors, which waiver shall be at the sole discretion of the Investors:
3.3.1.	Representations and Warranties. The representations and warranties made by the Company in this Agreement shall have been true and correct when made, and shall be true and correct as of the Closing as if made on the date of the Closing.

3.3.2.	Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Company and Persons other than the Investors prior to the Closing, and at the Closing, shall have been performed or complied with prior to or at the Closing.

3.3.3.	Consents. etc. The Company shall have secured all permits, consents and authorizations that shall be necessary or required for the Company to consummate this Agreement and all transactions contemplated thereby, and to issue the Shares to the Investors at the Closing, and the Amended Articles shall be ready for immediate filing with the Registrar of Companies promptly following the Closing.

3.3.4.	Delivery of Documents. All the documents to be delivered by the Company at the Closing shall be in the form attached hereto, and the Investors shall have received all such counterpart originals or certified or other copies of such documents.

3.3.5.	Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, shall have taken place and duly performed and completed.

3.3.6.	Absence of Adverse Changes. From the date hereof until the Closing, there shall have been no material adverse change; in the financial, business or other condition of the Company.

3.3.7.	No Action. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any state, municipal, or foreign jurisdiction or before any arbitrator, reference of which is not contained herein, wherein an unfavorable injunction, judgment, order, decree, ruling, or charge that would: (i) prevent consummation of any of the transactions contemplated by this Agreement or by any of the ancillary agreements thereto; (ii) cause any of the transactions contemplated by this Agreement or by any of the ancillary agreements thereto, to be rescinded following consummation; (iii) affect materially and adversely the rights of the Companies to own the Intellectual Property Rights or

other assets or to operate their business.
3.4.	Conditions to Closing by the Company. The obligations of the Company are subject to the fulfillment at or before the Closing of the conditions that: (a) all covenants, agreements and conditions contained in this Agreement to be performed, or complied with, by the Investors prior to the Closing shall have been performed or complied with by the Investors prior to or at the Closing, and (b) the representations and warranties made by the Investors in this Agreement shall have been true and correct when made, and shall be true and correct as of the date of the Closing, which conditions may be waived in whole or in part by the Company, and which waiver shall be at the sole discretion of the Company.
4.	Representations and Warranties of the Company.

The Company hereby represents and warrants to each of the Investors that, as of the date hereof and as of Closing, the following representations and warranties are true and accurate in all respects with regard to the Companies, and acknowledge that the Investors are entering into this Agreement in reliance thereon (in connection with the representations made herein by the Company, any knowledge possessed by either of the Subsidiaries, shall be deemed to be possessed also by the Company):
4.1.	The Company has the full power and authority to execute and deliver this Agreement and the other agreements contemplated hereby or which are ancillary hereto, and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company necessary for the authorization, execution, delivery, and performance of all of the Company’s obligations under this Agreement and the other agreements contemplated hereby or which are ancillary hereto, and for the authorization, issuance, and allotment of the Shares being sold under this Agreement, and the Ordinary Shares issuable upon conversion of the Shares has been (or will be) taken prior to the Closing. The Company and each Subsidiary has all franchises, permits, licenses, and any similar authority necessary or required under any law, regulation, rule or ordinance, for the conduct of its business as now being conducted, of which the failure to obtain would have a material adverse effect on the Company or such Subsidiary, and, none of the Company or any of the Subsidiaries is in material default under any of the same.

The Company believes that it or each such Subsidiary can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted.

4.2.	The Company is a company duly incorporated and validly existing under the laws of the State of Israel, the US Subsidiary is a corporation duly organized and validly existing under the laws of the State of California, and the European Subsidiary is a company duly organized and validly existing under the laws of France. Each of the Companies has the power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently planned to be conducted. Neither the nature of the Companies’ business as now conducted nor their ownership or leasing of property, require that the Companies be qualified to do business or be in good standing in any jurisdiction other than jurisdictions in which they are qualified to do business or in good standing, except in such jurisdictions where the failure to be so qualified or be in good standing does not have a material adverse effect on the Company or its business. Attached hereto in Exhibit 4.2 are true and accurate copies of the Company’s Incorporation Certificate, Memorandum of Association and current Articles of Association as in effect prior to the execution hereof, and the US Subsidiary’s and European Subsidiary’s incorporation documents. None of the Companies has taken any action or failed to take any action, which action or failure would preclude or prevent any of the Companies from conducting its business in the manner heretofore conducted and/or as presently planned to be conducted.
4.3.	The authorized capital stock of the Company immediately prior to the Closing shall consist of (A) 58,659,200 Ordinary Shares, par value NIS 0.01 per share, of which (i) 9,560,420 shares are issued and outstanding, (ii) 8,473,039 shares are reserved for issuance upon the exercise of employee, director and consultant options and the Tmurah warrant granted under the ESOP or under the warrant granted to Tmurah, all of which are reserved for exercise of options (and the Tmurah warrant) that have been granted and are outstanding; (B) 2,687,600 Ordinary A Shares, all of which are issued and outstanding; (C) 38,653,200 Preferred Shares, par value NIS 0.01 per share, of which (i) 7,765,580 have been designated Series A Preferred Shares, all of which are issued and outstanding, (ii) an aggregate of 29,989,420 have been designated Series B Preferred Shares, of which 27,062,220 shares are issued and outstanding, and 2,306,739 are reserved for issuance upon exercise of options granted by the Company; and (iii) 898,200 have been designated Series C Preferred Shares all of which are issued and outstanding. The authorized capital stock of the Company at the Closing shall consist of (A) 69,807,819 Ordinary Shares, par value NIS 0.01 per share, of which (i) 9,560,420 shares shall be issued and outstanding, (ii) 10,185,132 shares are reserved for issuance upon the exercise of employee, director and consultant options and the Tmurah warrant granted under the ESOP or under the warrant granted to Tmurah, of which 8,473,039 Ordinary Shares are reserved for exercise of options (and the Tmurah warrant) that have been granted and are outstanding; (B) 2,687,600 Ordinary A Shares, all of which are issued and outstanding; (C) 46,504,581 Preferred Shares, par value NIS 0.01 per share, of which (i) 7,765,580 have been designated Series A Preferred Shares, all of which shall be issued and outstanding, (ii) an aggregate of 29,989,420 have been designated Series B Preferred Shares, of which 27,062,220 shares shall be issued and outstanding, and 2,306,739 shall be reserved for issuance upon exercise of options granted by the Company; (iii) 898,200 have been designated Series C Preferred Shares all of which shall be issued and outstanding; and (iv) an aggregate of 7,851,381 have been designated Series D Preferred Shares, all of which shall be issued and outstanding at the Closing. All of the outstanding share capital of the Company has been duly authorized, and is validly issued, fully paid and nonassessable. Neither the Company nor any one acting on its behalf has offered securities of the Company for issuance or sale to, or solicited any offer to acquire any of the same from, anyone so as to make issuance and sale of the Shares not exempt from the registration requirements of Section 5 of the 1933 U.S. Securities Act or the Israeli Securities Law, 1968. None of the outstanding shares of the Company have been offered or sold in such a manner as to make the issuance and sale of such shares not exempt from such registration requirements, and all such shares have been offered and sold in compliance with all applicable securities laws. Except as set forth in Exhibit 4.3, there are no other share capital, convertible securities, outstanding warrants, options or other rights or agreements to subscribe for, or to purchase, any shares or other securities of the Company, nor are there outstanding any warrants, options, convertible instruments, or any other rights, agreements, undertakings, or promises or commitments, written or oral, to sell or acquire shares from the Company. The Shares, at the time the Company has to issue and allot same in accordance with this Agreement, are duly authorized, validly issued, and free of preemptive or similar rights, and upon payment therefor fully paid and non-assessable. The Shares when issued and allotted will have the rights, preferences and privileges set forth in the Corporate Documents of the Company, as amended hereunder, and such Shares upon issuance thereof and payment therefor will be free and clear of any Liens, and duly registered in the name of each Investor in the Company’s Shareholders register. The Ordinary Shares issuable upon conversion of the Shares have been duly authorized and reserved for issuance by all necessary corporate action and, when issued and allotted will be duly and validly issued, fully paid, non-assessable, and free of any preemptive rights or anti dilution rights, will have the rights, preferences, privileges and restrictions set forth in the Corporation Documents, and will be issued free and clear of any Liens and duly registered in the name of each of the Investors in the Company’s register of shareholders.
4.4.	Except as set forth in Exhibit 4.4, the Company is not under any obligation to register for trading on any securities exchange any of its currently outstanding securities or any of its securities which may hereafter be issued.
4.5.	The entire issued share capital of, and all of the rights pertaining to, the US Subsidiary and of the European Subsidiary are held of record and beneficially by the Company free and clear of Liens, options to purchase, proxies, voting trust or other voting agreements, and has been duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights. No Person has any rights to receive and/or purchase any securities and/or any other rights in and/or in connection with the Subsidiaries and/or any of them. Except for the US Subsidiary and the European Subsidiary, the Company has no subsidiaries and does not, directly or indirectly, own any interest in any corporation, partnership, joint venture or other business association. There are no other share capital, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from any Subsidiary or from the Company, any share capital of such Subsidiary and there are not any contracts or binding commitments providing for the issuance of, or the granting of rights to acquire, any share capital of any Subsidiary.
4.6.	The directors of each of the Companies are listed in Exhibit 4.6 and have been duly and lawfully appointed to such position. Except as set forth in Exhibit 4.6, none of the Companies is a party to any agreement, obligation or commitment with respect to (i) the election of any individual or individuals to the Board of Directors of the Company, the Board of Directors of the US Subsidiary or the Board of Directors of the European Subsidiary; (ii) any voting agreement or other arrangement among the Company’s shareholders, among the US Subsidiary’s shareholders or among the European Subsidiary’s shareholders, or (iii) any compensation to be paid to any of the Companies’ directors or officers. All agreements, commitments and understandings, whether written or oral, with respect to any compensation to be provided to any of the Company’s directors or officers as set forth in Exhibit 4.6.

4.7.	Since December 31, 2003, there has been no declaration or payment by the Company of dividends, or any distribution by the Company of any assets of any kind to any of its shareholders in redemption of or as the purchase price for any of the Company’s securities.

4.8.	The Company has furnished the Investors audited, consolidated, United States Dollar-denominated financial statements of the Company for the period ended December 31, 2003, (a true and complete copy of which is attached hereto in Exhibit 4.8), and the management prepared, unaudited and unreviewed, consolidated, U.S. Dollar-denominated balance sheet, profit and loss and cash flow statements for the period ended March 31, 2004 (a true and complete copy of which is attached hereto as Exhibit 4.8A) (collectively, the “Financial Statements”). The Financial Statements, are true and accurate in all material respects, are in accordance with the books and records of the Company and fairly reflect the financial condition, transactions in and dispositions of the assets of, the results of operations of, and the cash flows of the Companies for the periods stated therein. The Financial Statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis.

4.9.	Except as set forth in Exhibit 4.9 or as set forth in the Financial Statements, since December 31, 2003, the Companies have conducted each of their businesses in the ordinary course consistent with past practice, and there has not been: (i) any event that has had or may be expected to have a material adverse effect on the business, assets, prospects, condition or the results of operations and financial condition of the Companies (collectively, the “Condition of the Companies”) or that would hereafter give rise to any material debt or liability of the Companies or any claim, demand or suit against the Companies or against their shareholders as shareholders of the

Companies; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Companies; (iii) any damage, destruction or other casualty or loss (whether or not covered by insurance) affecting or which may affect the Condition of the Companies; (iv) any change in any method of accounting or accounting practice by the Companies; (v) any transaction, including any change of terms of an existing transaction, between the Companies and any Interested Party; (vi) any waiver by the Companies of any material right, or of a material debt, owed to it; (vii) any material change or amendment to material agreement or arrangement by which the Companies or any of their assets are bound; (viii) any sale, transfer or lease of or mortgage or pledge or imposition of lien on any of the Companies’ assets; (ix) any agreement or arrangement made by the Companies to do any of the foregoing; (x) any loans made by the Company or any Subsidiary to its employees, officers, or directors; (xi) any change in any compensation arrangement or agreement with any key employee of the Companies; (xii) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any Subsidiary, except in the ordinary course of business and that is not, individually or in the aggregate, materially adverse to the Condition of the Companies; or (xiii) any other event, series of events in the aggregate, or condition of any character that would adversely affect in a material way the Condition of the Companies.
4.10.	Except as fully reflected, disclosed or reserved for in the Financial Statements none of the Companies has any material indebtedness or liability, whether absolute, accrued, fixed, contingent or otherwise, other than as incurred in the ordinary course of business of the Companies.

4.11.	Except as set forth in the Financial Statements and as specifically stated in Exhibit 4.11 attached hereto, none of the Companies is a guarantor of any debt or obligation of another, nor have the Companies given any indemnification, loan, security or otherwise agreed to become directly or contingently liable for any obligation of any Person, and no Person has given any guarantee of or security for any obligation of the Companies.

4.12.	The Companies have timely filed all tax returns and reports required by applicable laws. All tax returns and reports of the Companies are true and correct in all material respects and the Companies have paid all taxes and other assessments due. No deficiency assessment or proposed adjustment of income or payroll taxes of the Company or the Subsidiaries is pending and the Company has no knowledge of any proposed liability for any tax to be imposed. The Companies have not filed with any tax authority any specific elections under applicable tax laws or regulations (other than elections that related solely to methods of accounting, depreciation or amortization) that would have an affect on the Condition of the Companies.

4.13.	The real and personal property of the Companies is as set forth in the Financial Statements. Except as set forth in Exhibit 4.13, the

Companies hold all of their property free and clear of all Liens. Each of the Companies, as applicable, has good and marketable title to all of its assets, and such assets are sufficient for the conduct of the Company’s or the Subsidiaries’ business as currently conducted, and as presently planned to be conducted. None of the Companies is in material default or in breach of their leases or licenses, and the Companies, holds a valid leasehold or licensed interest in the property they lease or license. None of the shareholders of the Company, the US Subsidiary or the European Subsidiary owns, holds or possesses, in his individual or any other capacities, any property, whether tangible or intangible, which is material, individually or in the aggregate, to the financial condition, operations or business of the Companies.
4.14.	The minute books of each of the Companies which have been provided or made available to the Investors contain accurate and complete copies of the minutes of every meeting of the Companies’ shareholders and the boards of directors (and any committee thereof). No resolutions have been passed, enacted, consented to or adopted by the directors (or any committee thereof) or shareholders of the Companies, except for those contained in such minute books.
4.15.	Intellectual Property
4.15.1.	Exhibit 4.15.1A sets forth all (i) patents, trademarks, service marks, copyrights and mask works owned by the Company and each of the Subsidiaries, or licensed to the Company, the US Subsidiary or the European Subsidiary and (ii) all pending patent or trade mark applications or applications for registration which the Company has made with respect to any of its intellectual property; (iii) each trade name or unregistered trademark used by the Company; and (iv) license, agreement or other permission which the Company has granted to, or received from any third party with respect to any of its intellectual property (all of the above in this Section 4.15.1, together with all technology, know how and trade secrets owned by any of the Companies, or licensed by any of the Companies shall be referred to collectively, as the “Intellectual Property Rights”). No other material intellectual property, other than the Intellectual Property Rights and other than “off-the-shelf” products used in the operation of the Companies’ business is necessary for the Company, the US Subsidiary or the European Subsidiary, to enable them to conduct their business as currently conducted. The only open source software that is used by the Companies is listed in Exhibit 4.15.1B hereto and the terms of the licenses thereof ware made available to Partech’s counsel (“License Terms”). Notwithstanding anything to the contrary in this Agreement, the Companies are not in compliance with all of the License Terms (those License Terms with which the Companies are not in compliance, the “Noncompliant License Terms”), and the Companies’ noncompliance with the Noncompliant License

Terms does not and, to the Companies’ best knowledge, will not, have a material adverse effect on the Condition of the Companies including the Companies’ Intellectual Property Rights. To the Companies’ best knowledge, the compliance by the Companies with all of the License Terms shall not have a material adverse effect on the Condition of the Companies, including the Companies’ Intellectual Property Rights. The Board of Directors shall establish a committee of the Board (which will include the director designated by Partech) (the “Committee”) in order to determine how the Companies should act with regard to the License Terms. The Committee shall convene no later than 1 month following the Closing or such later period as approved by the Committee (with the approval of the director designated by Partech), and will submit its conclusions within 3 months following the Closing or such later period as approved by the Committee (with the approval of the director designated by Partech).
4.15.2.	Except as explicitly and specifically set forth in Exhibit 4.15.2, (i) no Intellectual Property Right is subject to any stipulation or agreement, whether of the Company, the US Subsidiary or the European Subsidiary, and to the Companies’ best knowledge, nothing which is part of the Intellectual Property Rights is subject to any law or outstanding order, or agreement, materially restricting the use or licensing thereof by the Companies; (ii) the Company, the US Subsidiary or the European Subsidiary, possess all right, title, and interest in and to the Intellectual Property Rights and the Company owns such rights with respect to the Intellectual Property, all free and clear of any lien, pledge, encumbrance, security interest, or other restriction; (iii) to the Company’s knowledge, no Person, other than the Company, the US Subsidiary or the European Subsidiary, has any conflicting ownership right, title, interest, claim in, or lien on, any of the Intellectual Property Rights; (iv) any and all of the Intellectual Property Rights of any kind that has been developed by the shareholders of the Company and/or by former shareholders of the Company and/or by any related parties thereto and/or by any employees or former employees of the Company and/or by any related parties thereto, has been assigned to the Company, the US Subsidiary or the European Subsidiary; (v) none of the Companies, is aware of any third party that is infringing or violating any of the Intellectual Property Rights (vi) to the best knowledge of the Company, the Intellectual Property Rights are not subject to any outstanding injunction, judgment, order, decree, ruling, or charge that applies to the Companies in the jurisdictions in which it is registered and conducts business; (vii) to the best knowledge of the Company, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, is threatened, which challenges the legality, validity, enforceability, use, or ownership of the Intellectual

Property in the jurisdictions in which it is registered and conducts business; (viii) none of the Companies has granted, and there are not outstanding, any options, licenses or agreements of any kind relating to any Intellectual Property Rights, nor is the Company, the US Subsidiary or the European Subsidiary bound by, or a party to, any option, license or agreement of any kind (whether exclusive or non-exclusive) with respect to any of the Intellectual Property Rights, in each case other than licenses granted and products sold in the ordinary course of business of the Companies pursuant to the Companies’ standard agreements, copies of which have been provided or made available to Partech’s counsel, or has the Company entered into any covenant not to compete in any market, field or application, or geographical area or with any third party; (ix) except as set forth in Exhibit 4.15.2, none of the Companies is obligated to pay any royalties, fees or otherwise to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Intellectual Property Rights or any other property or rights.
4.15.3.	None of the Companies has, to the best of its knowledge, violated or infringed or is currently violating or infringing, and none of the Companies has received any communication alleging that any of the Companies (or any of their employees or consultants or former employees and consultants) has violated or infringed or, by conducting its business as currently conducted, violate or infringe, any patents, trademarks, service marks, trade names, trade secrets, copyrights or other proprietary rights of any other Person.

4.15.4.	None of the Companies is aware that any current employee, contractor or consultant of the Companies is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or of an administrative agency, or any other restriction, that would interfere with the use of his or her best efforts to carry out his or her duties for the Companies, or to promote the best interests of the Companies, or that would conflict with the Companies’ business as presently conducted.

4.15.5.	To the best of the Companies knowledge, the carrying on of the Companies’ business by the Companies’ employees will not, and by contractors and consultants of the Companies is not reasonably expected to, and the conduct of the Companies’ business as presently conducted will not, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such employees, contractors or consultants of the Companies is now obligated.

4.15.6.	At no time during the conception of or reduction of any of the Intellectual Property Rights to practice was any developer, inventor or other contributor to such Intellectual Property

Rights operating under any grants from any governmental entity or agency, performing research sponsored by any governmental entity or agency or private source, or subject to any employment agreement, or invention assignment or nondisclosure agreement, or other obligation with any third party that could adversely affect the Companies’ rights in such Intellectual Property Rights.
4.15.7.	Each of the Companies has taken security measures to protect the confidentiality and value of all the Intellectual Property Rights, which measures are reasonable and customary in the industry in which the Companies operate.

4.15.8.	Except as set forth on Exhibit 4.15.8, it is not, and, to the Company’s best knowledge, will not become, necessary to utilize any inventions of any of the Companies’ employees made prior to their employment by the Companies other than those that have been assigned to the Companies pursuant to the Proprietary Information and Non-Competition Agreement signed by all such employees, a copy of which agreements have been made available to Partech’s counsel, and which are substantially in the form attached hereto as Exhibit 4.15.8A.

4.15.9.	Each employee, officer and consultant and each former employee, officer and consultant of the Companies and/or any Person, who contributed to the Intellectual Property Rights of the Company which has been developed, or is currently being developed, executed a Non-disclosure and Assignment of Invention Agreements sufficient to vest in the Company good and exclusive title to such Intellectual Property Rights as well as to the work product or result of endeavors of any of the above, free of any rights or royalty or other obligations. The form of such agreements has been made available to Partech’s counsel, and such agreements are substantially in the form attached hereto as Exhibit 4.15.9, and to the Company’s best knowledge, none of the Companies’ employees, officers or consultants, or former employees, officers or consultants, are in violation thereof.
4.16.	A true and complete list of all material agreements and contracts of at least US$ 50,000 and all distribution, reseller and OEM agreements to which any of the Companies are a party, or by which their property is bound and the Companies bonus, incentive or profit sharing plans, are attached in Exhibit 4.16 hereto. Subject to all applicable laws, all such agreements and contracts, are valid, in full force and effect and binding upon the Companies. None of the Companies nor, to the best of its knowledge, any other party thereto, is in breach thereof. True and correct copies of all such contracts, or complete and accurate summaries and/or forms thereof have been has been made available to Partech’s counsel.

4.17.	Except as set forth in Exhibit 4.17 attached hereto:
4.17.1.	none of the directors, officers or shareholders of the Company:

(i)has been involved in any business arrangement or relationship with the Company, which is material to the Company or its business; (ii) has any cause of action or other claim whatsoever against or owes any amount to, or is owed any amount by, the Company; (iii) has lent or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for, any indebtedness or other obligations of the Company; (iv) is a party to any contract, lease, agreement, arrangement or commitment with the Company that is material to the Company in its business; or (v) received from or furnished to the Company any goods or services (with or without consideration), material to the Company in the conduct of its business, since its incorporation.
4.17.2.	There are no transactions or presently planned transactions between the Company, the US Subsidiary or the European Subsidiary and any directors, officers or shareholders of the Company.

4.17.3.	No employee, shareholder, officer or director of the Company, the US Subsidiary or the European Subsidiary is indebted to the Company, nor is the Company, the US Subsidiary or the European Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them.
4.18.	All of the Companies’ senior employees are as listed in Exhibit 4.18, and a complete and accurate summary of their material terms of employment, are as listed in a table to be provided to the Investors on the date of Closing. True and correct copies of such senior employees’ employment agreements (including but not limited to employment, confidentiality and non-competition agreements) have been delivered to or made available to the Partech’s counsel. Each of the Companies is, to the best of its knowledge, in compliance in all material respects with all applicable laws, policies, procedures and agreements relating to employment, terms and conditions of employment and to the proper withholding and remission to the proper tax authorities of all sums required to be withheld from employees or persons deemed to be employees under applicable tax laws respecting such withholding, and in any event any noncompliance (whether known or not) is not expected to have a material adverse effect on the Company, the US Subsidiary or the European Subsidiary. Each of the Companies has paid in full to all of its respective employees, wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union except for those provisions of general agreements between the Histadrut and any Employers’ Union or Organization which are applicable to all the employees in Israel by Extension Order, and except for the Company’s obligations towards the Industrial Employers Organization, in lieu of membership fees, as set forth in Exhibit 4.18A. No labor union has requested or has sought to represent any of the employees, representatives or agents of the Companies. The Companies’ relations with their respective employees are good and, to the Companies’ knowledge, no such employee has materially violated any term of his or her employment agreement. To the Company’s knowledge, neither the employment by the Companies of any of their respective employees, nor the engagement by them of any of their respective consultants, constitutes a breach of any of such persons’ obligations to third parties, including non-competition or confidentiality obligations.
4.19.	The Company holds insurance policies required for, and reasonably covering the risks customary and generally applicable to the conduct of its business as presently conducted and as presently planned to be conducted. Exhibit 4.19 contains a list of all insurance policies issued for or to the benefit of the Company, the US Subsidiary and the European Subsidiary. There is no claim by the Company, the US Subsidiary or the European Subsidiary pending under any of such policies. All premiums payable under all such policies have been paid and the Company, the US Subsidiary and the European Subsidiary are otherwise in full compliance with the material terms and conditions of all such policies. Such policies are in full force and effect. None of the Companies has taken any action, or to the best of the Company’s knowledge omitted to take any action, which would render any such insurance policy void or voidable or which could result in a material increase in the premium for any such insurance policy.

4.20.	The Companies, to the best of their knowledge, have all permits, licenses and any similar authority necessary for the conduct of their business or ownership of property as currently conducted, and in any event the absence of any such permits, licenses and any similar authority (whether known or not) is not expected to have a material adverse effect on any of the Companies. The Companies are in full compliance with all of the terms and requirements of each such permits, licenses etc., and no event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result directly or indirectly in a material violation of or a material failure to comply with any term or requirement of any such permit or license, or result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any such permit or license.

4.21.	None of the Companies, to the best of their knowledge, is in material violation of any applicable law, regulation, order, decree or judgment of any court or any governmental body applicable to them, and in any event any material violation (whether known or not) is not expected to have a material adverse effect on the Condition of the Companies. The Company is not in default under its Corporate Documents and neither of the Subsidiaries is in default under its incorporation documents. None of the Companies is in material default under any agreement, instrument or document to which it is a party or by which it or any of its property is bound or affected.
4.22.	Except as set forth in Exhibit 4.22, no action, proceeding or governmental inquiry or investigation is pending or threatened, to the best of the Company’s and the Subsidiaries’ knowledge, against the Company, the US Subsidiary, the European Subsidiary or any of their respective officers, directors or employees (in their capacity as such), or against the Companies’ properties, before any court, arbitration board or tribunal or administrative or other governmental agency, nor is the Company, the US Subsidiary or the European Subsidiary aware of any fact which would result in any such proceedings. None of the Companies is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality in any jurisdiction in which the Companies are registered or in which any of the Companies operates. There is no action, suit, proceeding or investigation initiated by the Companies currently pending or that the Companies intend to initiate.

4.23.	No agent or broker or any Person acting in a similar capacity on behalf of or under the authority of the Company, the US Subsidiary or the European Subsidiary is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with the transactions contemplated hereby.

4.24.	Except as set forth in Exhibit 4.24, no consents, approvals, authorizations or permits are required in connection with the consummation by the Company of the transactions contemplated by this Agreement.

4.25.	The Company has applied for and received funding from the Office of the Chief Scientist of the Ministry of Industry and Trade (“OCS”). The Company has also received an approval from the Investment Center of the Ministry of Industry and Trade (“Investment Center”), for its investment plan. The Company has complied (excluding non-compliances which are immaterial) and will continue to comply with the terms and provisions of such programs and approval. The Company is not in breach of the material terms and conditions of such approvals and undertakings, the Company is not aware of any claim asserting that it does not comply with the material terms of such approvals and undertakings and has not received any claim or demand asserting to the same.

4.26.	Other than as set forth in Section 4.25 above, the ability of the Companies to conduct their business and acquire all necessary licenses, permits and authorizations for that purpose (including, but not limited to, export permits), is not, to the best of their knowledge, encumbered or restricted in any material way by any Israeli governmental body, agency or authority (a “Governmental Body”) and in any event any such encumbrance or restriction (whether known or not) is not expected to have a material adverse effect on the Companies. Without limiting the generality of the foregoing, to the best knowledge of the Company, there is no claim and there is no basis for any claim by any Governmental Body against the Company with respect to its export of its technology, and none of its technology is currently reasonably expected to be classified as restricted technology by any Governmental Body.
4.27.	Neither the execution and delivery of this Agreement and the performance of the terms hereof nor the consummation of the transactions contemplated hereby will conflict with, or result in a violation of, or constitute a default under the Corporate Documents of the Companies, or any agreement or other instrument to which the Companies are a party or by which any of them is bound, or to which their property is subject, nor will the performance by the Company of its obligations hereunder be reasonably expected to violate any law, consent, permit, rule, regulation or order of any court, or any governmental agency or body having jurisdiction over the Companies or any of their property. Such execution, delivery and compliance will not give to others any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement or commitment referred to in this Section, or to any of the properties of the Companies.

4.28.	This Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes the valid and binding obligation of the Company, and subject to all applicable laws — it is enforceable against the Company in accordance with its terms.

4.29.	Neither of the Company or anyone acting on its behalf has offered or will offer securities of the Company or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make issuance and sale of the Shares hereunder not exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended or the prospectus requirements of the Israeli Securities Law, 1968. None of the shares of the Company’s issued and outstanding share capital has been offered or sold in such a manner as to make the issuance and sale of such shares not exempt from such registration and prospectus requirements.

4.30.	The Company has made all information the Investors have requested available to the Investors. Neither this Agreement nor any agreement or document made or delivered by the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

4.31.	The Company has made all information the Investors have requested available to the Investors. Neither this Agreement nor any agreement or document made or delivered by the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. To the best of the Company’s knowledge, there is no material fact or information relating to the Conditions of the Companies that has not been disclosed to the Investors by the Company.

5.	Representations and Warranties of the Investors

Each of the Investors, with respect to itself, hereby represents and warrants to the other parties hereto as follows:
5.1.	It has the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement have been authorized by all necessary corporate action. This Agreement constitutes the valid and binding obligation of it, and subject to all applicable laws — it is enforceable against it in accordance with its respective terms.

5.2.	It and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of the country of its organization or incorporation.

5.3.	Neither the execution and delivery of this Agreement nor performance by it of the terms hereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) any of its corporate documents, (ii) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, to which it is subject, (iii) any agreement, contract, lease, license or commitment to which it is party or to which it is subject, or (iv) applicable laws. Such execution, delivery and performance will not require the consent or approval of any Person, which consent or approval has not heretofore been obtained or which will be obtained by the Closing.

5.4.	Without derogating from the representations and warranties made by the Companies herein, and the right of the Investors to rely thereon, it represents that based on the information provided by the Companies, it has been furnished with all information it has requested and/or all such information has been made available to it, and that it has been afforded the opportunity to ask questions of officers or other representatives of the Companies concerning the business of the Companies. For the avoidance of doubt, the parties acknowledge that the inclusion of any reference to any of the agreements and/or transactions and/or information and/or materials in any of the exhibits to the Agreement (the “Disclosed Matters”) shall not constitute any exception to the representations and/or warranties made by the Company in the Agreement unless, with regard to any particular exhibit, this Agreement states explicitly that the contents of such exhibit constitute an exception to a specific warranty and/or representation of the Company. It understands that making the Investment and the purchase of the Shares involves substantial risk. It has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risks of such investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment. The Investors are experienced investors and have reviewed and inspected all of the data and information provided to it by the Company in connection with this Agreement and has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of such an investment, and of investing, in the Company. The Investors can bear the risk of its investment hereunder and a complete loss thereof. The Investors are “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the U.S. Securities Act of 1933, as amended.
5.5.	It is purchasing the Shares for investment purposes only. The Investors understand that the Shares to be purchased hereby, have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein.
6.	Investors Rights Agreement

At the Closing, the Company, the Investors and certain shareholders of the Company shall enter into and execute the Investors Rights Agreement, in the form attached hereto as Exhibit 6 (the “Investors Rights Agreement”).
7.	Affirmative Covenants
7.1.	Use of Proceeds. The proceeds of the Investment shall be used by the Company for operational and capital expenditure only, in accordance with the Company’s cash flow and budget which (i) have been presented in detail to and approved by the Investors prior to the date hereof; and (ii) are subject to future changes as may be determined by the Board of Directors of the Company.

7.2.	Proprietary and Non-Competition Agreements. The Company will not employ, or continue to employ, any person who will have access to confidential information with respect to the Company and its operations unless such person has executed and delivered a Proprietary Information Agreement, and will not employ, or continue to employ, any person who is contributing or will contribute to the Intellectual Property of the Company unless such person has executed and delivered a Proprietary Information and Inventions Assignment Agreement to the satisfaction (as to substance and form) of the Company’s Board of Directors. The inclusion of a non competition undertaking with respect to any employee hired by the Company at any time after the Closing shall be determined by the Board of Directors.

7.3.	No Publicity. Each of the parties hereto and any person acting on their behalf shall not issue any public statement or press release concerning this transaction without the prior written approval by the Majority Investors (as defined in Section 10.4 herein) of the substance and form of any such statement or release. Notwithstanding the foregoing and without derogating from the provisions of Section 8 below, the Company and the Investors hereby acknowledge that Tamir Fishman Venture Capital II Ltd. is a public traded company, and as such, has reporting requirements under Israeli laws associated therewith, and thus the parties hereto agree to the publishing by Tamir Fishman Venture Capital II Ltd. of a report regarding this transaction, as required pursuant to such laws.
7.4.	Reports, Notices, Stamp Duty. Without derogating from any provisions of this Agreement: (i) the Company will duly and timely file all reports and notices required under any applicable law, regulation or instrument to which the Company is party, in respect of consummation of the transactions contemplated hereunder, and (ii) the Company shall fully bear and duly and timely pay any stamp duty due under Israeli law on the issuance of the Shares (including the issuance of any Company securities into which the Shares are convertible).

7.5.	ESOP. The Company shall increase the reservation of Ordinary Shares under the ESOP, by 1,712,093 Ordinary Shares (the “Increased Reservation”), such that the total number of Ordinary Shares free for future allocation under the ESOP at the Closing shall be 1,712,093 Ordinary Shares which shall represent 2.5% of the Company’s issued and outstanding share capital immediately subsequent to the Closing calculated on a Fully Diluted Basis. The Company undertakes that all options and/or securities issued pursuant to the ESOP subsequent to the Closing shall be subject to a vesting period of at least 4 years from the date of grant or as otherwise determined by the Board of Directors of the Company.

7.6.	Directors and Officers Insurance. The Company shall maintain in full force and effect Directors and Officers Insurance policy, covering the directors of the Company (including the director to be appointed by Partech) in the scope and amount acceptable to the Majority Investors.

7.7.	Key Employees. The Company shall use its best efforts to appoint a Qualified CEO for the Company promptly following the Closing. Yigal Jacoby shall continue to serve as an active chairman of the Board of Directors until the appointment of a Qualified CEO as aforesaid. For the purpose hereof, the term “Qualified CEO” shall mean a CEO that has been appointed with the consent of at least two-thirds (2/3) of the members of the Board of Directors.

7.8.	Conduct Until Closing. The Company agrees, that until the Closing, the Company shall conduct its business solely in the ordinary course of business and, among other matters, shall not declare or make any distribution to any shareholders, enter into any related party transactions or sell any material assets of the Company (other than the Company’s products sold in the ordinary course of business).
8.	Confidentiality

Without derogating from any other agreement or undertaking to which any of the parties hereto is or may become in the future subject and in addition to any such agreement or undertaking, each Investor undertakes that it shall keep in confidence, and not use for any purpose whatsoever except for internal purposes, any and all information relating to the Company which has been provided to it by the Company or was otherwise obtained by it, except information which (i) is or shall be in the public domain not due to any act or omission of such Investor in breach of law or agreement; (ii) was known to such Investor prior to the disclosure as evidenced in written records; (iii) was legally transmitted or disclosed to such Investor by a third party which to such Investor’s knowledge owes no obligation of confidentiality to the Company; or (iv) is required to be disclosed pursuant to an order of the court or other governmental body, stock exchange or regulatory body or by law or other regulations, provided that to the extent possible and legally permissible: (a) such Investor notifies the Company in writing of such a need to disclose as soon as reasonably possible; and (b) discloses only such information as the Investor reasonably believes is required. Notwithstanding the aforesaid, in connection with periodic reports to its shareholders, investors, partners, or Permitted Transferees (as defined in the Amended Articles), an Investor may make general statements, not containing technical or other confidential information regarding the nature and progress of the Company’s business, and may provide summary financial information of the Company regarding the Company’s financial information in its reports to its respective shareholders, investors or partners, but may not annex to such reports the full financial information provided by the Company. Furthermore, it is hereby clarified that an Investor that is an investment fund shall be entitled to distribute to its investors also the information regarding the Company set forth in Exhibit 8 hereto.
9.	Indemnification
9.1.	The Investors have the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement or any Exhibit hereto or any other ancillary agreement or document executed or delivered in connection with or pursuant to any of the foregoing (“Transaction Document”). All representations, warranties, covenants and agreements of the Companies shall survive the execution and delivery of this Agreement and remain in full force and effect until the earlier of: (i) an IPO; and (ii) the lapse of two (2) years following the Closing, provided, however, that the representations and warranties of the Company in Section 4.14 (IP) shall survive and remain in full force and effect until the earlier of: (i) an IPO; and (ii) the lapse of four (4) years following the Closing, and provided, further, that the representations and warranties of the Company in Section 4.12 shall survive and remain in full force and effect until the earlier of: (i) an IPO; and (ii) the lapse of the statute of limitations regarding such matter.

9.2.	The Company’s liability to each Investor for a breach of any of its representations or warranties under this Agreement shall be limited to the amount invested by such Investor hereunder plus an amount equal to 8% thereof per annum (compounded annually). No claim shall be asserted by any or all of the Investors in an amount lower than $50,000, provided that in case of a claim in excess of the aforesaid threshold, the claim can be submitted for the entire amount.

9.3.	Subject to the limitations set forth in Sections 9.1 and 9.2 above, the Company agrees to indemnify, defend and hold harmless the Investors and their successors and assigns from and against all direct claims, actions, suits, losses, liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses

(including but not limited to interest, penalties and reasonable attorneys’ fees and disbursements incurred in connection with enforcing this indemnification) (collectively, “Losses”) based upon or arising out of or any (i) inaccuracy in or any breach of any representation or warranty of the Companies contained in this Agreement and/or any Transaction Document; or (ii) failure of the Company to comply with its obligations under the Transaction Documents.
In the event that any of the Investors shall sustain or incur any Losses in respect of which indemnification may be sought by it pursuant hereto, such Investor shall assert a claim for indemnification by giving prompt written notice thereof (a “Claims Notice”) which shall describe in reasonable detail the facts and circumstances upon which the asserted claim for indemnification is based, to the party providing indemnification (the “Indemnitor”) and shall thereafter keep the Indemnitor reasonably informed with respect thereto; provided that failure of such Investor to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is materially prejudiced by such failure. In case any claim, action, suit, hearing or other proceeding (a “Claim”) is brought against an Investor, the Indemnitor shall have the right to assume, conduct and control the defense, compromise or settlement thereof, by written notice to the Investor of its intention to do so within ten (10) days after receipt of the Claims Notice, with counsel reasonably satisfactory to the Investor, at the Indemnitor’s own expense, and thereupon to prosecute in the name and on behalf of the Investor any available cross-claims, counterclaims or third-party claims arising with respect to the Claim. If the Indemnitor shall assume the defense of such Claim, it shall not settle such Claim unless such settlement includes as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Investor, satisfactory to the Investor, from all liability with respect to such Claim. Notwithstanding the assumption by the Indemnitor of the defense of any Claim as provided in this Section 9.3 and without limiting the Indemnitor’s right to assume, conduct and control the defense, compromise or settlement thereof, the Investor shall be permitted to join in the defense of such Claim and to employ counsel at its own expense, so long as such joining does not interfere with the Indemnitor’s right to conduct and control such matter.
10.	Miscellaneous
10.1.	The Company will pay promptly following the Closing, if and only if, the transactions contemplated herein and the Closing hereunder shall occur, all reasonable legal and other fees and costs incurred by the Investors, including in connection with technical, legal and accounting due diligence matters, the Transaction Documents, and out of pocket expenses of the Investors, in an aggregate amount not to exceed US$40,000 plus Value Added Tax. The costs or expenses of an Investor which are not covered by the Company as aforesaid shall be born solely by such Investor.

10.2.	Each of the parties shall take such actions, including the execution and delivery of further instruments and voting its shares in the Company, as may be necessary to give full effect to the provisions hereof and to the intent of the parties hereto.
10.3.	Each Investor agrees that no other Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable for any action herein or hereafter taken or omitted to be taken by any of them in connection with the execution hereof or actions contemplated herein, and each Investor shall be liable only for its own representations, warranties, undertakings and obligations and shall not be liable for any breach by any other Investor or for any action taken or omitted to be taken by any other Investor in connection with the execution hereof and the transactions and actions contemplated herein.
10.4.	Any term of this Agreement may be amended only with the written consent of the Company and the holders of the majority of the Preferred D Shares (“Majority Investors”). Notwithstanding the foregoing, any term of the Amended Articles and/or any term of an agreement attached as an exhibit hereto, and/or any term of any document ancillary hereto or thereto, may be amended only in accordance with the respective terms thereof.
10.5.	Each of the Investors shall be entitled to transfer and assign all or a part of its shares in the Company, rights and obligations hereunder, in accordance with the provisions set forth in the Amended Articles with regard to the transfer of shares of the Company. A condition to any such transfer or assignment shall be that the transferee or assignee shall confirm in writing its agreement to be bound by all the provisions hereof in respect of the rights and duties transferred or assigned to it. The provisions hereof shall inure to the benefit of, and be binding upon, such permitted successors, assigns, heirs, executors, and administrators of the parties hereto.
10.6.	This Agreement and the Exhibits hereto, and the Schedules and Exhibits to such Exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. A party may waive any of its rights hereunder provided, however, that such waiver shall be in writing and shall apply only to such party’s rights hereunder.
10.7.	No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.
10.8.	All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.
10.9.	This Agreement shall be governed exclusively by and construed solely in accordance with, the laws of the State of Israel, without regard to conflict of law principles thereof.

10.10.	If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.
10.11.	Any notice under this Agreement shall be in writing and shall be deemed to have been duly given for all purposes (a) when received or seven (7) days after it is mailed by prepaid registered mail; (b) upon the transmittal thereof by facsimile; or (c) upon the manual delivery thereof, to the respective addressee or fax numbers set forth above or to such other address of which notice as aforesaid is actually received.
10.12.	All Preferred Shares and Ordinary Shares issued upon conversion thereof held or acquired by affiliated entities of an Investor (i.e. entities or persons that are under common control of such Investor (“control” defined as ownership of more than 50% of the securities or voting power in such entity)) or the Permitted Transferees as defined in the Amended Articles of an Investor shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
10.13.	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

Allot Communications Ltd.

By:	Yigal Jacoby

Title:	CEO and Chairman

Signature:	/s/ Yigal Jacoby

BancBoston Investments Inc.

By:	David T. Jeffrey

Title:	Director

Signature:	/s/ David T. Jeffrey

Gemini Israel II LP		Gemini Israel II Parallel Fund LP

By:	David Cohen	By:	David Cohen

Title:	CFO	Title:	CFO

Signature:	/s/ David Cohen	Signature:	/s/ David Cohen

Gemini Partner Investors LP		Advent PGGM Gemini LP

By:	David Cohen	By:	David Cohen

Title:	CFO	Title:	CFO

Signature:	/s/ David Cohen	Signature:	/s/ David Cohen

Tamir Fishman Venture Capital II Ltd.		Tamir Fishman Ventures II (Cayman Islands) LP

By:	[Illegible]	By:	[Illegible]

Title:	[Illegible]	Title:	[Illegible]

Signature:	/s/ [Illegible]	Signature:	/s/ [Illegible]

Tamir Fishman Ventures II CEO Funds (U.S) LP		Tamir Fishman Ventures II LP

By:	[Illegible]	By:	[Illegible]

Title:	[Illegible]	Title:	[Illegible]

Signature:	/s/ [Illegible]	Signature:	/s/ [Illegible]

Tamir Fishman Ventures II CEO Funds LP		Tamir Fishman Ventures II (Israel) LP

By:	[Illegible]	By:	[Illegible]

Title:	[Illegible]	Title:	[Illegible]

Signature:	/s/ [Illegible]	Signature:	/s/ [Illegible]

Peter Grant — TFV Advisory Board member

By:	Peter Grant

Title:

Signature:	/s/ Peter Grant

Partech International Growth Capital I LLC		Partech International Growth Capital II LLC

By:	[Illegible]	By:	[Illegible]

Title:	General Partner	Title:	General Partner

Signature:	/s/ [Illegible]	Signature:	/s/ [Illegible]

Partech International Growth Capital III LLC		AXA Growth Capital II L.P.

By:	[Illegible]	By:	[Illegible]

Title:	General Partner	Title:	General Partner

Signature:	/s/ [Illegible]	Signature:	/s/ [Illegible]

Double Black Diamond II LLC		Multinvest LLC

By:	[Illegible]	By:	[Illegible]

Title:	General Partner	Title:	General Partner

Signature:	/s/ Illegible	Signature:	/s/ Illegible